WAIVER AND AMENDMENT

      THIS WAIVER AND AMENDMENT ("Waiver") is made and entered into as of this 12th day of June, 2006, by and among Swiss Medica, Inc., a Delaware corporation (the "Company"), and Montgomery Equity Partners, L.P. ("Holder"). Capitalized terms used herein and undefined shall have the meanings set forth in that certain Secured Convertible Debenture (defined in the Recitals below).

                                    RECITALS:

      WHEREAS, reference is made to that certain Secured Convertible Debenture dated as of April 11, 2006 (the "Debenture"), by and among the Company and the Holder;

      WHEREAS, the fourth full paragraph of page two of the Debenture restricts the Company from issuing or selling its common stock ("Shares") or any right to acquire common stock for consideration less than $0.20 per Share or from entering into any security instrument granting the holder a security interest in the assets of the Company without the consent of the Holder ("Equity Sale and Security Interest Restriction");

      WHEREAS, the Company previously issued two promissory notes to Double U Master Fund, LP, totaling $810,000, one in June and another in December 2005, and now wishes to exchange these notes for newly-issued promissory notes, both to mature on December 20, 2006. Whereas, these notes may be converted into Shares ("Double U Debt Restructuring") should they not be paid out upon renewal after December 20, 2006, based upon a 25% discount to market of the share price for the prior five day average;

      WHEREAS, Section 2(a) of the Investor Registration Rights Agreement between the Company and Holder dated April 11, 2006 ("Registration Rights Agreement") requires that the Company file a registration statement for the resale by Holder five times that number of Shares issuable upon conversion of the Debentures based on a conversion price of 80% of the lowest bid price during the five days immediately preceding the conversion date;

      WHEREAS, the number of Shares required to be registered under Section 2(a) of the Registration Rights Agreement exceeds the number of the Company's authorized but unissued Shares, and thus may not be registered;

      WHEREAS, the Company and Holder wish to amend the Registration Rights Agreement to ensure that the number of Shares registered does not exceed the number of the Company's authorized but unissued Shares.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

      1. WAIVER.

      (a) The Holder agree to waive the Equity Sale and Security Interest Restriction contained in the fourth full paragraph of the Debenture as it applies to the Double U Debt Restructuring.

      (b) Except as expressly set forth herein, this Waiver shall not be deemed to be a waiver, amendment or modification of any provisions of the Debenture or of any right, power or remedy of the Holder, or constitute a waiver of any provision of the Debenture (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Holders reserve all rights, remedies, powers, or privileges.

      2. AMENDMENT. The first sentence of Section 2(a) of the Registration Rights Agreement shall be amended in its entirety to read:

            "Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than sixty (60) days from the date of the First Closing (the "Scheduled Filing Deadline"), with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the "Initial Registration Statement") for the resale by the Investors of the Registrable Securities, which includes 75,000,000 shares of Common Stock to be issued upon conversion of the Convertible Debentures and two million (2,000,000) Warrant Shares."

      3. CONFLICTS. Except as expressly set forth in this Waiver, the terms and provisions of the Debenture and the Registration Rights Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Waiver and the Debenture or the Registration Rights Agreement, this Waiver shall control.

      4. GOVERNING LAW. This Waiver shall be governed and construed under the laws of the State of New Jersey, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

      5.   COUNTERPARTS.   This   Waiver  may  be  executed  in  any  number  of
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Amendment as of the date first set forth above.


COMPANY:

Swiss Medica, Inc.

By: /s/ Raghunath Kilambi
    ---------------------
    Raghunath Kilambi, Chief Executive Officer


HOLDER:

Montgomery Equity Partners Ltd.

By:  Yorkville Advisors, LLC
Its: General Partner

     By: /s/ Robert D. Press
         -------------------
         Robert D. Press, Portfolio Manager